Exhibit 10.31

COMPUTER SCIENCES CORPORATION
SENIOR MANAGEMENT AND KEY EMPLOYEE
SEVERANCE AGREEMENT

This SENIOR MANAGEMENT AND KEY EMPLOYEE SEVERANCE AGREEMENT (this “Agreement”), dated as of _______________ is made and entered into by and between Computer Sciences Corporation, a Nevada corporation (the “Company”), and _____________________ (the “Executive”).

R E C I T A L S

This Agreement is being entered into in accordance with the Severance Plan attached hereto as Annex 1 (the “Plan”) in order to set forth the specific severance compensation which the Company agrees that it will cause the Executive’s employer, which is or is a subsidiary of the Company (the “Employer”), to pay to the Executive if the Executive’s employment with the Employer terminates under certain circumstances described in the Plan.

A G R E E M E N T

NOW, THEREFORE, in consideration of the continued service of the Executive as an employee of the Company, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Agreement to Provide Plan Benefits.  The Plan (as it may hereafter be amended or modified in accordance with the terms thereof) is hereby incorporated into this Agreement in full and made a part hereof as though set forth in full in this Agreement.  The Executive is hereby designated a member of Group B under the Plan and shall be entitled to all of the rights and benefits applicable to Designated Employees in such Group under the Plan, except as otherwise provided herein.  The Company agrees to be bound by the Plan and to cause the Employer to provide to the Executive all of the benefits provided to Designated Employees who are members of Group B under the Plan subject to the terms and conditions of the Plan, except as otherwise provided herein.  Terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

2.           Heirs and Successors.

(a)           Successors of the Company.  The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement and shall entitle the Executive to terminate his or her employment with the Employer within six months thereafter for Good Reason and to receive the benefits provided under the Plan in the event of termination for Good Reason following a Change of Control.  As used in this Agreement, “Company” shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 2 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        (b)           Heirs of the Executive.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.  If the Executive should die after the conditions to payment of benefits set forth in Section 5 of the Plan have been met and any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary, successor, devisee, legatee or other designee or, if there be no such designee, to the Executive’s estate.  Until a contrary designation is made to the Company, the Executive hereby designates as his beneficiary under this Agreement the person whose name appears below his signature on page 3 of this Agreement.

3.           Notice.  For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid (or by similar foreign mail), as follows: if to the Company -- Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, VA 22042, Attention: Vice President, General Counsel and Secretary; and if to the Executive at the address specified at the end of this Agreement.  Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

4.           Tax Matters.  The Executive will be liable for and will pay all Executive’s tax liability by virtue of any payments made to the Executive under the Plan or otherwise. The Executive shall not be entitled to a Tax Reimbursement Payment under Section 6 of the Plan (or any other parachute tax gross-up payment).  Accordingly, notwithstanding any contrary provisions in the Plan and any other plan, program or policy of CSC, if all or any portion of the benefits payable under the Plan, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from CSC or any other source, would constitute an “excess parachute payment” within the meaning of Section 280G of Code, CSC shall reduce the Executive’s payments and benefits payable under the Plan to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the net after-tax benefit after such reduction shall exceed the net after-tax benefit if such reduction were not made.  The parachute payments shall be reduced in a manner that provides to the Executive the greatest economic benefit and to the extent the reduction of any two or more parachute payments would produce an economically equivalent benefit to the Executive, each shall be reduced pro rata.

    “Net after-tax benefit if such reduction were not made” for these purposes shall mean the sum of (i) the total amount payable to the Executive under the Plan, plus (ii) all other payments and benefits which the Executive receives or is then entitled to receive from CSC or otherwise that, alone or in combination with the payments and benefits payable under the Plan, would constitute a “parachute payment” within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based upon the rate in effect for such year as set forth in the Code at the time of the payment under the Plan), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code.

“Net after-tax benefit after such reduction” for these purposes shall mean the sum of (i) (A) the total amount payable to the Executive under the Plan, plus (B) all other payments and benefits which the Executive receives or is then entitled to receive from CSC or otherwise that, alone or in combination with the payments and benefits payable under the Plan, would constitute a “parachute payment” within the meaning of Section 280G of the Code, in the case of each of (A) and (B) as reduced by the minimum amount such that none of the payments or benefits described in (A) or (B) would be subject to excise taxes imposed by Section 4999 of the Code, less (ii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based upon the rate in effect for such year as set forth in the Code at the time of the payment under the Plan).

    For purposes of determining the effect of the excise tax imposed under Section 4999 of the Code, “net after tax benefit if such reduction were not made", “net after tax benefit after such reduction,” greatest economic benefit, economically equivalent benefit and other factors applicable in the determinations to be made under this Section, the policies and procedures in Section 6 of the Plan shall be employed where appropriate.

    5.           Miscellaneous.  No provisions of this Agreement or the Plan may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company, except as provided in Section 9(a) of the Plan or except as any provision of the Plan is modified or waived pursuant to this Agreement.  No waiver by any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

6.           Validity.  The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

8.           Gender.  In this Agreement (unless the context requires otherwise), use of any masculine term shall include the feminine.

9.           Rescission.  The Company agrees that this Agreement and the right to receive payments pursuant to the Plan and this Agreement may be rescinded at any time by the Executive giving written notice to such effect to the Company in accordance with Section 3 above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPUTER SCIENCES
CORPORATION                                                                           EXECUTIVE

By:_________________________                                                 _____________________________________
                                       (Signature)

                                                                                                  _____________________________________
                                                                                            (Name)

                                                                                                  _____________________________________
    (Address for Notice)

                                                                                                  _____________________________________
    (Designated Beneficiary)

                                                                                                 _____________________________________
   (Address for Beneficiary)